UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2005

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 458-6200

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) James L. Clark has announced that he intends not to stand for reelection to our Board of Directors. We expect that Mr. Clark will resign from our board prior to our annual meeting of shareholders, which we expect to hold in the spring of 2005. Mr. Clark’s announcement was not the result of any disagreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005	By	/s/ Lawrence M. Christian
Lawrence M. Christian
	Its	Chief Financial Officer